UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 29, 2014 athenahealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33689	04-3387530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Arsenal Street, Watertown, MA	02472
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 617-402-1000
________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 29, 2014, Timothy M. Adams announced his intention to resign from his positions as Chief Financial Officer (“CFO”) and Senior Vice President of athenahealth, Inc. (“athenahealth”), effective immediately. Mr. Adams indicated that he will remain with athenahealth through the end of May 2014, after which he will take on a paid advisory role throughout the months of June and July to ensure a seamless transition of his responsibilities, and to help vet and hire athenahealth’s next CFO.
On May 1, 2014, the Board of Directors of athenahealth appointed Karl Stubelis, age 48, to serve as athenahealth’s acting CFO. Mr. Stubelis has served as athenahealth’s Vice President and Corporate Controller since September 2013. Prior to joining athenahealth, he served as Vice President, Corporate Controller, and Chief Accounting Officer at Sapient Corporation, a leading provider of services to today’s evolving financial and commodity markets, and Director of Financial Operations from November 2004 to September 2009. In addition, Mr. Stubelis brings more than 20 years of experience in finance and operations across various size companies. He will serve as athenahealth’s principal financial officer and principal accounting officer in his role as acting CFO. athenahealth is not making any changes to the current compensation arrangements for Mr. Stubelis in connection with his appointment.
On May 1, 2014, athenahealth issued a press release regarding the resignation of Mr. Adams and appointment of Mr. Stubelis. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by athenahealth, Inc. on May 1, 2014, furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

athenahealth, Inc.
(Registrant)
May 1, 2014	/s/ DANIEL H. ORENSTEIN
Daniel H. Orenstein
SVP, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by athenahealth, Inc. on May 1, 2014, furnished herewith.